EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter
2011 Earnings and Dividend Declaration

Warren, Pennsylvania – July 25, 2011

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2011 of $15.0 million, or $0.15 per diluted share.  This represents a decrease of $1.1 million over the same quarter last year when net income was $16.1 million, or $0.15 per diluted share, and a decrease of $2.3 million over the quarter ended March 31, 2011 when net income was $17.3 million, or $0.16 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.81% and 0.74% compared to 4.95% and 0.79% for the same quarter last year and 5.39% and 0.86% for the quarter ended March 31, 2011.

The decrease in quarterly earnings when compared to the previous quarter and previous year primarily resulted from additional expense relating to the stock benefit plan that was approved by the Company’s shareholders in April, 2011.  The plan was proposed in conjunction with the second-step stock conversion that was completed in December, 2009.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share payable on August 18, 2011, to shareholders of record as of August 4, 2011.  This represents the 67th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “Absent the impact of the additional stock benefit expense, all other components of earnings exhibited favorable trends: net interest income increased $3.0 million, or 4.6%; income earned from fees, commissions and services increased $189,000; and noninterest expense increased only $1.3 million, or 2.8%.  We are also pleased to report that our loan portfolio increased $2.6 million during the quarter while demand deposits grew $8.0 million.  Finally, we continued to make progress on our announced stock buyback plan with the repurchase of 5,850,866 shares at an average price of $12.23 per share.  To date, we have repurchased 8,986,989 of the 11,000,000 targeted shares at an average price of $12.14 per share.”

Net interest income increased by $3.0 million, or 4.6%, to $66.7 million for the quarter ended June 30, 2011, from $63.7 million for the quarter ended June 30, 2010, which was primarily attributable to a decrease in the cost of deposits.  Interest expense on deposits decreased by $3.5 million, or 18.4%, to $15.5 million as a result of a decrease in market interest rates and a continued change in the mix of deposits as lower-cost transaction accounts grew more rapidly than other types of deposits.

The provision for loan losses increased by $471,000, or 6.0%, to $8.4 million for the quarter ended June 30, 2011, from $7.9 million for the quarter ended June 30, 2010.  Charge-offs for the quarter ended June 30, 2011 were $9.4 million, including $3.0 million related to the exiting of a Maryland hotel credit during the quarter.  As of June 30, 2011, the allowance for loan losses was $75.5 million, or 1.37% of total loans, compared to $75.4 million, or 1.36% of total loans, as of June 30, 2010.  Loans 90 days or more delinquent were $115.8 million as of June 30, 2011, compared to $124.8 million as of March 31, 2011 and $107.5 million as of June 30, 2010.

Noninterest income decreased by $283,000, or 1.8%, to $15.3 million for the quarter ended June 30, 2011, from $15.5 million for the quarter ended June 30, 2010.  Losses on real estate owned increased by $338,000, or 132.5%, to $593,000 for the quarter ended June 30, 2011 from $255,000 for the quarter ended June 30, 2010 as a result of write-downs on real estate owned in Maryland.  Service charges and fees decreased by $581,000, or 5.9%, to $9.3 million for the quarter ended June 30, 2011 from $9.9 million for the quarter ended June 30, 2010 primarily as a result of lower deposit overdraft revenue.  Other-than-temporary impairment losses on securities were $507,000 compared to $218,000 for the quarter ended June 30, 2010 related to further deterioration in the value of two investment securities.  Partially offsetting these were an increase in insurance commission income, which increased by $497,000, or 38.4%, to $1.8 million for the quarter ended June 30, 2011 due to increased insurance revenues and increases in trust services income and mortgage banking income of $273,000 and $261,000, respectively.

Noninterest expense increased by $4.3 million, or 9.0%, to $52.5 million for the quarter ended June 30, 2011, from $48.2 million for the 2010 quarter.  This increase is primarily a result of increases in compensation and employee benefits and professional services expenses, which were partially offset by decreases in marketing and other real estate owned expenses.  Compensation and employee benefits expenses increased by $4.8 million, or 19.4%, to $29.8 million for the quarter ended June 30, 2011, primarily due to increases in health insurance expense and the aforementioned initial vesting of the stock benefit plans.  In addition, full-time equivalent employees have increased by 42 since the beginning of the current year with staffing increases primarily in the areas of commercial lending, compliance and loan servicing.  Professional services expenses increased by $706,000, or 121.1%, to $1.3 million for the quarter ended June 30, 2011 as a result of the outsourcing of the internal audit function and the continued engagement of regulatory compliance consultants.  Marketing expense decreased by $1.2 million, or 36.0%, to $2.1 million for the quarter ended June 30, 2011 due to the timing of various campaigns and initiatives.

Net income for the six-month period ended June 30, 2011 of $32.3 million, or $0.31 per diluted share, represents an increase of $3.0 million, or 10.1% compared to net income of $29.3 million, or $0.27 per diluted share, for the six-month period ended June 30, 2010.  The annualized returns on average shareholders’ equity and average assets were 5.07% and 0.79%, respectively, for the current six-month period compared to 4.49% and 0.73%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  After closing our three offices in Florida as of June 30, 2011, we operate 169 community banking offices in Pennsylvania, New York, Ohio and Maryland.  Northwest Savings Bank, founded in 1896, is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services.  The Company also operates 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
Assets	2011	2010
Cash and cash equivalents	$80,889	40,708
Interest-earning deposits in other financial institutions	631,957	677,771
Federal funds sold and other short-term investments	633	632
Marketable securities available-for-sale (amortized cost of $1,023,829 and $945,791)	1,040,547	950,683
Marketable securities held-to-maturity (fair value of $284,685 and $354,126)	280,782	357,922
Total cash, interest-earning deposits and marketable securities	2,034,808	2,027,716

Loans held for sale	8,035	11,376
Residental mortgage loans	2,342,904	2,386,928
Home equity loans	1,083,301	1,092,606
Consumer loans	247,182	259,123
Commercial real estate loans	1,375,090	1,350,319
Commercial loans	432,666	433,653
Total loans receivable	5,489,178	5,534,005
Allowance for loan losses	(75,455)	(76,412)
Loans receivable, net	5,413,723	5,457,593

Federal Home Loan Bank stock, at cost	54,222	60,080
Accrued interest receivable	25,647	26,216
Real estate owned, net	21,389	20,780
Premises and Equipment, net	126,303	128,101
Bank owned life insurance	133,358	132,237
Goodwill	171,882	171,882
Other intangible assets	2,972	3,942
Other assets	103,041	119,608
Total assets	$8,087,345	8,148,155

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$614,718	575,281
Interest-bearing demand deposits	796,482	782,257
Savings deposits	2,042,618	1,948,882
Time deposits	2,365,488	2,457,916
Total deposits	5,819,306	5,764,336
Borrowed funds	847,450	891,293
Advances by borrowers for taxes and insurance	30,371	22,868
Accrued interest payable	1,155	1,716
Other liabilities	58,828	57,398
Junior subordinated debentures	103,094	103,094
Total liabilities	6,860,204	6,840,705

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 103,266,045 shares
and 110,295,117 shares issued, respectively	1,033	1,103
Paid-in-capital	726,207	824,164
Retained earnings	533,229	523,089
Unallocated common stock of Employee Stock Ownership Plan	(26,639)	(27,409)
Accumulated other comprehensive loss	(6,689)	(13,497)
Total shareholders' equity	1,227,141	1,307,450
Total liabilities and shareholders' equity	$8,087,345	8,148,155

Equity to assets	15.17%	16.05%
Tangible common equity to assets	13.30%	14.19%
Book value per share	$11.88	$11.85
Tangible book value per share	$10.19	$10.26
Closing market price per share	$12.58	$11.78
Full time equivalent employees	1,923	1,881
Number of banking offices	169	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	June 30,		March 31,
	2011	2010	2011
Interest income:
Loans receivable	$79,993	81,734	$80,457
Mortgage-backed securities	6,073	6,706	6,756
Taxable investment securities	594	599	398
Tax-free investment securities	2,992	2,853	3,074
Interest-earning deposits	489	512	407
Total interest income	90,141	92,404	91,092

Interest expense:
Deposits	15,473	18,973	16,063
Borrowed funds	7,989	9,704	7,989
Total interest expense	23,462	28,677	24,052

Net interest income	66,679	63,727	67,040
Provision for loan losses	8,367	7,896	7,244
Net interest income after provision
for loan losses	58,312	55,831	59,796

Noninterest income:
Impairment losses on securities	(577)	(1,824)	-
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	70	1,606	-
Net impairment losses	(507)	(218)	-
Gain on sale of investments, net	45	94	4
Service charges and fees	9,321	9,902	8,928
Trust and other financial services income	2,185	1,912	1,910
Insurance commission income	1,790	1,293	1,380
Loss on real estate owned, net	(593)	(255)	(27)
Income from bank owned life insurance	1,716	1,474	1,166
Mortgage banking income	290	29	197
Other operating income	1,015	1,314	768
Total noninterest income	15,262	15,545	14,326

Noninterest expense:
Compensation and employee benefits	29,804 *	24,960	25,353
Premises and occupancy costs	5,650	5,340	6,191
Office operations	3,255	2,934	3,100
Processing expenses	5,687	5,552	5,767
Marketing expenses	2,108	3,294	1,959
Federal deposit insurance premiums	2,355	2,148	2,427
Professional services	1,289	583	1,256
Amortization of intangible assets	333	759	637
Real estate owned expense	249	712	431
Other expense	1,760	1,875	2,257
Total noninterest expense	52,490	48,157	49,378

Income before income taxes	21,084	23,219	24,744
Income tax expense	6,081	7,078	7,491

Net income	$15,003	16,141	17,253

Basic earnings per share	$0.15	$0.15	$0.16

Diluted earnings per share	$0.15	$0.15	$0.16

Annualized return on average equity	4.81%	4.95%	5.39%
Annualized return on average assets	0.74%	0.79%	0.86%

Basic common shares outstanding	102,216,892	108,227,678	106,571,262
Diluted common shares outstanding	102,536,202	108,960,333	107,258,320

* -	Includes $2.8 million of stock benefit plan expense related to awards granted in May, 2011.
Approximately 40% of the awards approved by shareholders in April, 2011 were awarded in May, 2011.
Awards vest over a ten year period with the first vesting occurring on the date of grant. It is anticipated that the remaining 60% of the awards will be granted over the next six years.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Six months ended
	June 30,
	2011	2010
Interest income:
Loans receivable	$160,450	162,480
Mortgage-backed securities	12,829	12,851
Taxable investment securities	992	1,597
Tax-free investment securities	6,066	5,537
Interest-earning deposits	896	1,077
Total interest income	181,233	183,542

Interest expense:
Deposits	31,536	40,377
Borrowed funds	15,978	19,404
Total interest expense	47,514	59,781

Net interest income	133,719	123,761
Provision for loan losses	15,611	16,697
Net interest income after provision
for loan losses	118,108	107,064

Noninterest income:
Impairment losses on securities	(577)	(1,921)
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	70	1,606
Net impairment losses	(507)	(315)
Gain on sale of investments, net	49	2,177
Service charges and fees	18,249	18,804
Trust and other financial services income	4,095	3,745
Insurance commission income	3,170	2,435
Loss on real estate owned, net	(620)	(279)
Income from bank owned life insurance	2,882	2,640
Mortgage banking income	487	21
Other operating income	1,783	2,174
Total noninterest income	29,588	31,402

Noninterest expense:
Compensation and employee benefits	55,157	50,816
Premises and occupancy costs	11,841	11,342
Office operations	6,355	6,171
Processing expenses	11,454	11,248
Marketing expenses	4,067	4,737
Federal deposit insurance premiums	4,782	4,296
Professional services	2,545	1,311
Amortization of intangible assets	970	1,541
Real estate owned expense	680	1,611
Other expense	4,017	3,688
Total noninterest expense	101,868	96,761

Income before income taxes	45,828	41,705
Income tax expense	13,572	12,411

Net income	32,256	29,294

Basic earnings per share	$0.31	$0.27

Diluted earnings per share	$0.31	$0.27

Annualized return on average equity	5.07%	4.49%
Annualized return on average assets	0.79%	0.73%

Basic common shares outstanding	104,381,955	108,278,912
Diluted common shares outstanding	104,884,123	108,982,981

Northwest Bancshares, Inc. and Subsidiaries
Asset quality
(Dollars in thousands)

	Three months ended			Six months ended
	June 30,			June 30,
	2011		2010	2011	2010
Allowance for loan losses
Beginning balance	$76,450		74,836	76,412	70,403
Provision	8,367		7,896	15,611	16,697
Charge-offs residential mortgage	(829)		(600)	(2,034)	(1,275)
Charge-offs home equity	(893)		(1,120)	(3,148)	(1,721)
Charge-offs consumer	(1,277)		(1,674)	(2,509)	(2,934)
Charge-offs commercial real estate	(2,269)		(1,900)	(4,545)	(3,135)
Charge-offs commercial	(4,874)		(2,518)	(5,915)	(3,617)
Recoveries	780	#	497	1,583	999
Ending balance	$75,455		75,417	75,455	75,417

Net charge-offs to average loans, annualized	0.68%		0.54%	0.60%	0.43%

	June 30,		December 31,
	2011	2010	2010	2009
Nonperforming loans	$161,115	130,329	148,391	124,626
Real estate owned, net	21,389	22,191	20,780	20,257
Nonperforming assets	$182,504	152,520	169,171	144,883

Nonperforming loans to total loans	2.94%	2.35%	2.68%	2.35%

Nonperforming assets to total assets	2.26%	1.87%	2.08%	1.81%

Allowance for loan losses to total loans	1.37%	1.36%	1.38%	1.33%

Allowance for loan losses to nonperforming loans	46.83%	57.87%	51.49%	56.49%

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loan delinquency schedule
(Number of loans and dollar amount of loans)
	June 30,			December 31,
	2011		*	2010		*	2009		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	84	$4,627	0.2%	427	$35,329	1.5%	350	$27,998	1.2%
Home equity loans	174	$5,763	0.5%	230	$7,317	0.7%	177	$6,928	0.7%
Consumer loans	825	3,816	1.5%	1,008	5,318	2.1%	923	4,298	1.5%
Commercial real estate loans	58	7,902	0.6%	82	16,287	1.2%	85	16,152	1.3%
Commercial loans	40	2,264	0.5%	48	6,590	1.5%	48	3,293	0.9%
Total loans delinquent 30 days to 59 days	1,181	$24,372	0.4%	1,795	$70,841	1.3%	1,583	$58,669	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	84	$8,044	0.3%	106	$9,848	0.4%	85	$6,772	0.3%
Home equity loans	60	$2,602	0.2%	81	$3,249	0.3%	44	$1,603	0.2%
Consumer loans	349	1,195	0.5%	356	1,331	0.5%	348	1,426	0.5%
Commercial real estate loans	23	3,348	0.2%	39	14,365	1.1%	35	5,811	0.5%
Commercial loans	22	3,887	0.9%	9	1,678	0.4%	26	2,474	0.7%
Total loans delinquent 60 days to 89 days	538	$19,076	0.3%	591	$30,471	0.6%	538	$18,086	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	268	$30,594	1.3%	275	$29,751	1.2%	279	$29,373	1.3%
Home equity loans	173	$9,069	0.8%	190	$10,263	0.9%	181	$9,769	0.9%
Consumer loans	314	1,825	0.7%	374	2,565	1.0%	546	2,775	1.0%
Commercial real estate loans	151	55,512	4.0%	181	44,965	3.3%	199	49,594	4.0%
Commercial loans	55	18,802	4.3%	111	12,877	3.0%	124	18,269	4.9%
Total loans delinquent 90 days or more	961	$115,802	2.1%	1,131	$100,421	1.8%	1,329	$109,780	2.1%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of June 30, 2011 - unaudited:
(Dollars in thousands)

Loans outstanding:							Commercial
	Residental		Home				Real estate		Commercial
	mortgage	(1)	equity	(2)	Consumer	(3)	loans	(4)	loans	(5)	Total	(6)

Pennsylvania	$1,915,898	81.4%	924,463	85.3%	225,296	91.2%	813,236	59.1%	279,894	64.7%	4,158,787	75.8%
New York	158,728	6.8%	102,441	9.5%	11,317	4.6%	322,890	23.5%	63,785	14.7%	659,161	12.0%
Ohio	20,198	0.9%	11,459	1.1%	2,804	1.1%	35,090	2.6%	8,822	2.0%	78,373	1.4%
Maryland	180,739	7.7%	34,084	3.1%	1,414	0.6%	114,382	8.3%	22,455	5.2%	353,074	6.4%
Florida	29,697	1.3%	8,893	0.8%	1,807	0.7%	46,301	3.4%	23,187	5.4%	109,885	2.0%
All other	45,679	1.9%	1,961	0.2%	4,544	1.8%	43,191	3.1%	34,523	8.0%	129,898	2.4%
Total	$2,350,939	100.0%	1,083,301	100.0%	247,182	100.0%	1,375,090	100.0%	432,666	100.0%	5,489,178	100.0%

(1) - Percentage of total residential mortgage loans
(2) - Percentage of total home equity loans
(3) - Percentage of total consumer loans
(4) - Percentage of total commercial real estate loans
(5) - Percentage of total commercial loans
(6) - Percentage of total loans

Loans 90 or more past due:							Commercial
	Residental		Home				Real estate		Commercial
	mortgage	(7)	equity	(8)	Consumer	(9)	loans	(10)	loans	(11)	Total	(12)

Pennsylvania	$18,487	1.0%	6,663	0.7%	1,648	0.7%	26,022	3.2%	5,114	1.8%	57,934	1.4%
New York	1,050	0.7%	561	0.5%	48	0.4%	7,728	2.4%	8,950	14.0%	18,337	2.8%
Ohio	310	1.5%	54	0.5%	-	0.0%	-	0.0%	-	0.0%	364	0.5%
Maryland	5,471	3.0%	1,352	4.0%	-	0.0%	8,447	7.4%	153	0.7%	15,423	4.4%
Florida	4,629	15.6%	404	4.5%	5	0.3%	6,002	13.0%	4,010	17.3%	15,050	13.7%
All other	760	1.7%	37	1.9%	8	0.2%	7,313	16.9%	576	1.7%	8,694	6.7%
Total	$30,707	1.3%	9,071	0.8%	1,709	0.7%	55,512	4.0%	18,803	4.3%	115,802	2.1%

(7) - Percentage of total residental mortgage loans in that geographic area
(8) - Percentage of total home equity loans in that geographic area
(9) - Percentage of total consumer loans in that geographic area
(10) - Percentage of total commercial real estate loans in that geographic area
(11) - Percentage of total commercial loans in that geographic area
(12) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Investment portfolio
(Dollars in thousands)

Marketable securities available-for-sale as of June 30, 2011:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$63	-	-	63

Debt issued by government sponsored enterprises:
Due in one year or less	1,995	46	-	2,041
Due in one year - five years	64,298	350	-	64,648
Due in five years - ten years	35,200	612	(107)	35,705
Due after ten years	9,952	-	(56)	9,896

Equity securities	6,218	395	(1)	6,612

Municipal securities:
Due in one year - five years	7,122	258	-	7,380
Due in five years - ten years	30,210	1,124	-	31,334
Due after ten years	164,405	2,317	(1,520)	165,202

Corporate trust preferred securities:
Due in one year or less	500	-	-	500
Due after ten years	25,384	338	(4,933)	20,789

Mortgage-backed securities:
Fixed rate pass-through	115,138	7,275	(6)	122,407
Variable rate pass-through	150,022	6,837	(4)	156,855
Fixed rate non-agency CMO	11,329	178	(639)	10,868
Fixed rate agency CMO	135,274	3,095	(1)	138,368
Variable rate non-agency CMO	1,577	-	(136)	1,441
Variable rate agency CMO	265,142	1,750	(454)	266,438

Total mortgage-backed securities	678,482	19,135	(1,240)	696,377

Total marketable securities available-for-sale	$1,023,829	24,575	(7,857)	1,040,547

Marketable securities held-to-maturity as of June 30, 2011:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Municipal securities:
Due in five years - ten years	$1,086	16	-	1,102
Due after ten years	76,735	477	(270)	76,942

Mortgage-backed securities:
Fixed rate pass-through	27,564	743	-	28,307
Variable rate pass-through	9,530	69	-	9,599
Fixed rate agency CMO	147,066	2,614	(65)	149,615
Variable rate agency CMO	18,801	319	-	19,120

Total mortgage-backed securities	202,961	3,745	(65)	206,641

Total marketable securities held-to-maturity	$280,782	4,238	(335)	284,685

Issuers of mortgage-backed securities as of June 30, 2011:
Fannie Mae	$341,283	9,727	(200)	350,810
Ginnie Mae	180,537	3,646	(81)	184,102
Freddie Mac	325,235	9,318	(243)	334,310
SBA	20,746	11	-	20,757
Non-agency	13,642	178	(781)	13,039
Total	$881,443	22,880	(1,305)	903,018

Northwest Bancshares, Inc. and Subsidiaries
Municipal Securities Portfolio
(Dollars in thousands)

	Book	As a %
	Value	of Book
	6/30/2011	Value
Municipal securities by state:
Pennsylvania
School districts	$135,151	48.34%
General obligations	53,008	18.96%
Revenue bonds	14,060	5.03%
Total Pennsylvania	202,219	72.34%
New York	33,927	12.14%
Ohio	6,426	2.30%
All other states	36,986	13.23%
	$279,558

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended June 30,
	2011			2010
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,484,194	80,389	5.86%	5,465,373	81,866	6.03%
Mortgage-backed securities (c)	917,748	6,073	2.65%	792,412	6,706	3.39%
Investment securities (c) (d)	392,963	5,196	5.29%	376,206	4,989	5.30%
FHLB stock	55,100	-	-	63,242	-	-
Other interest-earning deposits	705,568	489	0.27%	845,947	512	0.24%

Total interest-earning assets	7,555,573	92,147	4.87%	7,543,180	94,073	5.02%

Noninterest earning assets (e)	556,085			584,203

Total assets	$8,111,658			8,127,383

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,093,539	1,275	0.47%	1,033,707	2,236	0.87%
Interest-bearing demand accounts	813,179	246	0.12%	785,619	319	0.16%
Money market accounts	933,288	1,059	0.46%	901,439	1,630	0.73%
Certificate accounts	2,372,039	12,893	2.18%	2,470,706	14,788	2.40%
Borrowed funds (f)	841,835	6,569	3.13%	895,650	8,283	3.71%
Junior subordinated debentures	103,094	1,420	5.45%	103,094	1,421	5.45%

Total interest-bearing liabilities	6,156,974	23,462	1.53%	6,190,215	28,677	1.86%

Noninterest bearing liabilities	708,310			632,037

Total liabilities	6,865,284			6,822,252

Shareholders' equity	1,246,374			1,305,131

Total liabilities and shareholders' equity	$8,111,658			8,127,383

Net interest income/ Interest rate spread		68,685	3.34%		65,396	3.16%

Net interest-earning assets/ Net interest margin	$1,398,599		3.64%	1,352,965		3.47%

Ratio of interest-earning assets to
interest-bearing liabilities	1.23X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2011			2010
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,500,134	161,237	5.88%	5,406,464	163,188	6.07%
Mortgage-backed securities (c)	922,024	12,829	2.78%	764,690	12,851	3.36%
Investment securities (c) (d)	373,870	10,324	5.52%	367,856	10,116	5.50%
FHLB stock	56,962	-	-	63,242	-	-
Other interest-earning deposits	695,717	896	0.26%	896,321	1,077	0.24%

Total interest-earning assets	7,548,707	185,286	4.92%	7,498,573	187,232	5.02%

Noninterest earning assets (e)	574,662			576,136

Total assets	$8,123,369			8,074,709

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,078,700	2,704	0.51%	997,126	4,269	0.86%
Interest-bearing demand accounts	793,526	478	0.12%	769,531	718	0.19%
Money market accounts	924,383	2,214	0.48%	871,291	3,467	0.80%
Certificate accounts	2,401,829	26,140	2.19%	2,526,314	31,923	2.55%
Borrowed funds (f)	844,793	13,153	3.14%	898,169	16,578	3.72%
Junior subordinated debentures	103,094	2,825	5.45%	103,094	2,826	5.45%

Total interest-bearing liabilities	6,146,325	47,514	1.56%	6,165,525	59,781	1.96%

Noninterest bearing liabilities	705,098			604,859

Total liabilities	6,851,423			6,770,384

Shareholders' equity	1,271,946			1,304,325

Total liabilities and shareholders' equity	$8,123,369			8,074,709

Net interest income/ Interest rate spread		137,772	3.36%		127,451	3.06%

Net interest-earning assets/ Net interest margin	$1,402,382		3.65%	1,333,048		3.40%

Ratio of interest-earning assets to
interest-bearing liabilities	1.23X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended			Three months ended
	June 30, 2011			March 31, 2011
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,484,194	80,389	5.86	$5,516,254	80,847	5.89
Mortgage-backed securities (c)	917,748	6,073	2.65	926,349	6,756	2.92
Investment securities (c) (d)	392,963	5,196	5.29	354,786	5,128	5.78
FHLB stock	55,100	-	-	58,845	-	-
Other interest-earning deposits	705,568	489	0.27	685,864	407	0.24

Total interest-earning assets	7,555,573	92,147	4.87	7,542,098	93,138	4.96

Noninterest earning assets (e)	556,085			592,981

Total assets	$8,111,658			$8,135,079

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,093,539	1,275	0.47	$1,063,696	1,429	0.55
Interest-bearing demand accounts	813,179	246	0.12	773,633	232	0.12
Money market accounts	933,288	1,059	0.46	915,768	1,155	0.51
Certificate accounts	2,372,039	12,893	2.18	2,431,952	13,247	2.21
Borrowed funds (f)	841,835	6,569	3.13	847,784	6,584	3.15
Junior subordinated debentures	103,094	1,420	5.45	103,094	1,405	5.45

Total interest-bearing liabilities	6,156,974	23,462	1.53	6,135,927	24,052	1.59

Noninterest bearing liabilities	708,310			701,633

Total liabilities	6,865,284			6,837,560

Shareholders' equity	1,246,374			1,297,519

Total liabilities and shareholders' equity	$8,111,658			$8,135,079

Net interest income/ Interest rate spread		68,685	3.34		69,086	3.37

Net interest-earning assets/ Net interest margin	$1,398,599		3.64	$1,406,171		3.66

Ratio of interest-earning assets to
interest-bearing liabilities	1.23X			1.23X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.